                                                                    EXHIBIT 99.1

                          HIGH POINT FINANCIAL CORP.

                  Proxy for Special Meeting -- July 14, 1999


     The undersigned hereby constitutes and appoints Bruce L. Earlin and Joseph
P. Quinn and each of them, the true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of High Point Financial Corp., to be held at Perona Farms, 350 Andover-Sparta Road (Route 517), Andover, New Jersey on July 14, 1999 at 3:00 p.m., and at any adjournments thereof, on all matters coming before said meeting.



                              (change of address)
                              _________________________________
                              _________________________________
                              _________________________________
                              _________________________________
                              (if you have written in the above space, please mark the address change box on the reverse side of this card)


                         _____________________________

                                SEE REVERSE SIDE

     This proxy when properly executed will be voted in the manner directed and, if no instructions are indicated, will be voted (1) FOR approval of the proposed merger agreement which provides for the merger of High Point Financial Corp. into Lakeland Bancorp, Inc., (2) FOR the adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement, and
(3) on transactions of such other business as may properly come before the meeting and any adjournment thereof.

1. Approval of the proposed merger agreement which provides for the merger of High Point Financial Corp. into Lakeland Bancorp, Inc.

      FOR                AGAINST              ABSTAIN

     [___]                [___]                [___]


2. To adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

     FOR                 AGAINST              ABSTAIN

     [___]                [___]                [___]


                                    Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                                    Please sign exactly as name appears hereon.
                                    Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such


                                    _______________________________, 1999

                                    _______________________________, 1999
                                    Signature(s)      Date


                                    Will Attend
                                    Special Meeting  Address Change

                                    __________________________